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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 3, 2001, relating to the financial statements of Weighco Enterprises, Incorporated and subsidiaries, which appear in such Registration Statement. We also consent to the reference to use under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Charlotte, North Carolina
September 13, 2001